UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Awareness For Teens, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	27-3103778
(State of Incorporation)	(I.R.S. Employer Identification No.)

3416 Rollsreach Drive San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-169246

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.10
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Awareness for Teens, Inc., a Nevada corporation (the "Registrant") is registering shares of its common stock, par value $.001 per share ("Common Stock") pursuant to a registration statement filed on Form S-1 [Commission File No. 333-16926 (the "Registration Statement") that was filed with the Securities and Exchange Commission on September 7, 2009.  Reference is made to the Prospectus forming a part of the Registration Statement and the sections entitled "Summary Information,” “Risk Factors” and "Description of Securities,” and all amendments to the Registration Statement which had been filed and may be filed with the Securities and Exchange Commission, including subsequently the Prospectus contained therein are hereby incorporated by this reference into this Form 8-A.

Item 2.  Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation of Awareness for Teens, Inc. (Exhibit 3.1 to the Registrant's Form S-1 Registration Statement filed with the Commission on September 7, 2009).

3.2	Bylaws of Awareness for Teens, Inc. (Exhibit 3.1 to the Registrant's Form S-1 Registration Statement filed with the Commission on September 7, 2009).

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SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Awareness For Teens, Inc.
(Registrant)

Date: January 27, 2012	By:	/s/ Maureen Cottrell
Name: Maureen Cottrell
Title: President (Principal Executive Officer), Secretary, Treasurer (Principal Financial Officer) and Sole Director

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